Exhibit 1.1

22,500,000 Units

ION Acquisition Corp 1 LTD.

UNDERWRITING AGREEMENT

October 1, 2020

COWEN AND COMPANY, LLC
as Representative of the several Underwriters
599 Lexington Avenue
New York, New York 10022

Ladies and Gentlemen:

1. INTRODUCTORY. ION Acquisition Corp 1 Ltd., a Cayman Islands exempted company (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to Cowen and Company, LLC (“Cowen”) and the other underwriters named in Schedule A hereto (if any) (the “Underwriters,” or, each, an “Underwriter”, and to the extent there is only one Underwriter, the term “Underwriters” shall mean the “Underwriter”), an aggregate of 22,500,000 units (the “Firm Units”) of the Company at a purchase price (net of discounts and commissions) of $9.80 per Firm Unit. Each Firm Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fifth of one redeemable warrant, where each whole warrant entitles the holder thereof to purchase one Class A Ordinary Share (the “Public Warrants”). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 3,375,000 units, each unit consisting of one Class A Ordinary Share and one-fifth of one Public Warrant (the “Optional Units”). The Firm Units and the Optional Units are hereinafter collectively sometimes referred to as the “Public Units.” Cowen is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.” The several Underwriters propose initially to offer the Public Units for sale upon the terms set forth in the Prospectus (as defined below).

The Class A Ordinary Shares and Public Warrants included in the Firm Units will not be separately tradable until the 52nd day after the date hereof (or, if such date is not a business day, the following business day) unless the Representative informs the Company of its decision to allow earlier separate trading, subject to the Company filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) containing an audited balance sheet reflecting the Company’s receipt of gross proceeds of the Offering (as defined below) and having issued a press release announcing when such separate trading will begin. Each whole Public Warrant entitles its holder, upon exercise, to purchase one Class A Ordinary Share for $11.50 per share during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) and twelve (12) months from the closing of the initial public offering contemplated by this Agreement (the “Offering”) and terminating on the five-year anniversary of the date of the completion of such Business Combination or earlier upon redemption or liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), a warrant may not be exercised for a fractional share, so that only whole warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee, substantially in the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which a portion of the proceeds from the sale of the Private Placement Warrants (as defined below) and the proceeds from the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Public Shares (as defined below).

The Company has entered into a Warrant Agreement, effective as of the date hereof, with respect to the Warrants (as defined below) with CST, as warrant agent, substantially in the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants.

The Company has entered into Securities Subscription Agreements (together, the “Founder Subscription Agreements”), dated as of August 12, 2020, with each of ION Holdings 1, LP, a Cayman Islands exempted company (the “Sponsor”), and ION Co-Investment LLC, a Delaware limited liability company (“ION Co-Investment” and, together with the Sponsor, the “Founders”), in the forms filed as Exhibits 10.8 and 10.9, respectively, to the Registration Statement, pursuant to which the Sponsor and ION Co-Investment purchased 5,200,875 and 549,125, respectively, Class B ordinary shares of the Company, par value $0.0001 per share, for an aggregate purchase price of $25,000, or approximately $0.0043 per share (including the Class A Ordinary Shares issuable upon conversion thereof, the “Founder Shares”). On October 1, 2020, the Company effected a share capitalization resulting in 6,468,750 Founder Shares being outstanding.

Up to 763,172 Founder Shares and 80,578 Founder Shares held by the Sponsor and ION Co-Investment, respectively, are subject to forfeiture depending on the extent to which the Over-Allotment Option (as defined below) is exercised. The Founder Shares are substantially similar to the Class A Ordinary Shares included in the Public Units except as described in the General Disclosure Package (as defined below) and the Prospectus.

The Company has entered into separate Forward Purchase Agreements (together, the “Forward Purchase Agreements”), dated as of the date hereof, with The Phoenix Insurance Company Ltd., a company incorporated in Israel (“Phoenix”), The Phoenix Insurance Company Ltd. (Nostro), a company incorporated in Israel and an affiliate of Phoenix, and The Phoenix Excellence Pension and Provident Fund Ltd., a company incorporated in Israel and an affiliate of Phoenix (Phoenix and its affiliates collectively referred to herein as the “Phoenix Investors”) and with ION Crossover Partners LP (“ION Crossover” and, together with the Phoenix Investors, the “Forward Purchase Investors”), substantially in the forms filed as Exhibits 10.11 and 10.12, respectively, to the Registration Statement. Pursuant to the Forward Purchase Agreements, Phoenix and the ION Funds agreed to purchase, on a private placement basis substantially concurrently with the closing of the initial Business Combination, up to 3,500,000 Class A Ordinary Shares and 1,500,000 Class A Ordinary Shares, respectively (the “Forward Purchase Shares”).

The Company has entered into separate Private Placement Warrants Purchase Agreements (together, the “Warrant Purchase Agreements”), dated as of the date hereof, with the Sponsor and ION Co-Investment, substantially in the forms filed as Exhibits 10.4 and 10.5, respectively, to the Registration Statement. Pursuant to the Warrant Purchase Agreements, the Sponsor and ION Co-Investment agreed to purchase 5,251,383 warrants (or up to 5,780,000 warrants depending on the extent to which the Over-Allotment Option is exercised) and 1,248,617 warrants (or up to 1,395,000 warrants depending on the extent to which the Over-Allotment Option is exercised), respectively, each warrant to purchase one Class A Ordinary Share at an exercise price of $11.50 per share (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). The Private Placement Warrants are substantially similar to the Public Warrants except as described in the General Disclosure Package and the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Founders, the Forward Purchase Investors and the other parties thereto (the “Registration Rights Agreement”), substantially in the form filed as Exhibit 10.3 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of, among other securities, the Founder Shares, the Forward Purchase Shares and the Private Placement Warrants and underlying securities.

The Company has entered into a letter agreement (the “Insider Letter”), dated the date hereof, with the Founders and each of the Company’s officers, directors and director nominees, substantially in the form filed as Exhibit 10.1 to the Registration Statement.

The Company has entered into an Administrative Services Agreement, dated as of September 6, 2020, with the Sponsor (the “Administrative Services Agreement”), filed as Exhibit 10.10 to the Registration Statement, pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for office space, administrative and support services.

The Company has issued a non-interest bearing promissory note in favor of the Sponsor, dated as of August 12, 2020 (the “Founder Promissory Note”), in the form filed as Exhibit 10.7 to the Registration Statement, pursuant to which the Company has promised to pay up to an aggregate principal amount of $300,000 to the Sponsor.

The Company has entered into a Business Combination Marketing Agreement, dated as of the date hereof, with the Underwriters (the “Business Combination Marketing Agreement,” and collectively with the Trust Agreement, the Warrant Agreement, the Founder Subscription Agreements, the Forward Purchase Agreements, the Warrant Purchase Agreements, the Registration Rights Agreement, the Insider Letter, the Administrative Services Agreement and the Founder Promissory Note, the “Other Transaction Agreements”), substantially in the form filed as Exhibit 1.2 to the Registration Statement.

2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Registration Statement. A registration statement of the Company on Form S-1 (File No. 333-248815) (including all amendments thereto filed before the execution of this Agreement, the “Initial Registration Statement”) in respect of the Public Units, Public Shares and Public Warrants has been filed with the Commission. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form and meet the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Exchange Act Registration Statement (as defined below) and (v) the Prospectus contemplated by this Agreement to be filed pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(i)(a) hereof, no other document with respect to the offer and sale of the Public Units, Public Shares or Public Warrants has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement at the time it became effective or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement, including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective for purposes of Section 11 of the Securities Act (the “Effective Time”), as such section applies to the respective Underwriters, is hereinafter collectively called the “Registration Statement.” If the Company files a Rule 462(b) Registration Statement which becomes effective prior to the Closing Date, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The final prospectus, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.”

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of each Closing Date, as the case may be, neither (i) the Pricing Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means 6:00 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Public Units, Public Shares and Public Warrants that is included in the Registration Statement immediately prior to the Applicable Time.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 under the Securities Act.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d) Registration Statement and Prospectus Contents. As of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Securities Act (including Section 10(a) of the Securities Act) and the Rules and Regulations and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, the General Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and at each Closing Date, in all material respects, with the requirements of the Securities Act (including Section 10(a) of the Securities Act) and the Rules and Regulations and, as of the date the Prospectus is filed with the Commission, and at each Closing Date, the Prospectus will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e) No Free Writing Prospectus. The Company has not disseminated any written materials which may be deemed a “free writing prospectus” under the Rules and Regulations.

(f) Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act.

(g) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(h) Ineligible Issuer. The Company is an “ineligible issuer”, as defined in Rule 405 under the Securities Act, and was such an “ineligible issuer” as of the eligibility determination date, within the meaning of Rules 164 and 433 under the Securities Act, for the offering of the Public Units.

(i) Testing-the-Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications disclosed to the Representative in writing with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule C hereto.

(j) Organization and Good Standing. The Company has been duly organized and is validly existing and is in good standing in the Cayman Islands. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its property and to conduct its business as described in the General Disclosure Package and the Prospectus, and to enter into this Agreement and the Other Transaction Agreements, and to carry out the transactions contemplated hereby and thereby, except where the failure to so qualify or have such power or authority would not (i) have a material adverse effect on the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Other Transaction Agreements or (iii) impair in any material respect the ability of the Company to consummate any transactions contemplated by this Agreement, the Other Transaction Agreements, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i), (ii) or (iii), a “Material Adverse Effect”). The Company has no subsidiaries. Except as set forth in the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares or other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity.

(k) Properties. The Company owns or leases all such properties as are necessary to conduct its business as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus.

(l) Offering Documents. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Trust Agreement, the Warrant Agreement, the Business Combination Marketing Agreement, the Forward Purchase Agreements, the Founder Promissory Note and the Administrative Services Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. Each of the Founder Subscription Agreements and the Warrant Purchase Agreements has been duly authorized, executed and delivered by the Company (and, to the Company’s knowledge, the Sponsor to the extent a party thereto) and is a valid and binding agreement of the Company (and, to the Company’s knowledge, the Sponsor to the extent a party thereto), enforceable against the Company (and, to the Company’s knowledge, the Sponsor to the extent a party thereto) in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. Each of the Registration Rights Agreement and the Insider Letter has been duly authorized, executed and delivered by the Company (and, to the Company’s knowledge, the Sponsor and each director, director nominee and officer of the Company that are parties thereto) and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(m) The Offering Securities. The Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal or similar rights, will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The specimen certificates for the Public Units are in due and proper form. The Class A Ordinary Shares included in the Units and the Forward Purchase Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or in the Forward Purchase Agreement, as applicable, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Warrants included in the Units and the Private Placement Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor as provided herein or in the Warrant Purchase Agreements, as applicable, will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Class A Ordinary Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered against payment therefor pursuant to the Warrant Agreement, will be duly and validly issued, fully paid and non-assessable; the holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and all corporate action required to be taken for the authorization, issuance and delivery of such Class A Ordinary Shares (other than the issuance and delivery to be made upon exercise of the Warrants and payment therefor pursuant to the Warrant Agreement) has been duly and validly taken.

(n) Capitalization. The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Prospectus, and all of the issued share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, since the date of the Company’s formation, except as disclosed in the General Disclosure Package and the Prospectus. The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable and were issued in compliance with federal and state securities laws. All of the Company’s outstanding options, warrants and other rights to purchase or exchange any securities for the Company’s share capital, if any, have been duly authorized and validly issued, were issued in compliance with federal and state securities laws. None of the outstanding Class A ordinary shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the General Disclosure Package, there were no authorized or outstanding share capital, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described above or accurately described in the General Disclosure Package. Since such date, the Company has not issued any securities, other than those described in the General Disclosure Package.

(o) No Conflicts. The execution, delivery and performance of this Agreement and each of the Other Transaction Agreements, and the issue and sale of the Units and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association or bylaws of the Company or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the New York Stock Exchange (the “Exchange”)), having jurisdiction over the Company or any of its properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(p) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (including the Exchange), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Units or in connection with the transactions contemplated in this Agreement or the Other Transaction Agreements, or the consummation by the Company of the transactions contemplated hereby or thereby, other than (i) registration of the Public Units, Public Shares and Public Warrants under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Public Units are being offered by the Underwriters, (iii) under the applicable rules of FINRA, (iv) any listing applications and related consents or any notices required by the Exchange in the ordinary course of the Offering, (v) filings with the Commission pursuant to Rule 424(b) under the Securities Act and (vi) any such other required approvals as have been obtained prior to the date hereof.

(q) No Preemptive Rights. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Units or shares of any other share capital or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Units or shares of any other share capital of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Public Units; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any Units or shares of any other share capital or of other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(r) Independent Auditors. Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, who have certified certain financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(s) Financial Statements. The financial statements, together with the related notes, included in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the General Disclosure Package and the Prospectus. The financial statements, together with the related notes, included in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the General Disclosure Package or the Prospectus. Except as set forth in the General Disclosure Package and the Prospectus, the Company is not party to any off-balance sheet transactions, agreements or other contractual arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources. Any summary and selected financial data included in the General Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

(t) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been, (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition, results of operation or prospects of the Company, (ii) any transaction with is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any material loss or interference with the business of the Company from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any action, order or decree of any court or governmental or regulatory authority, (v) any change in the share capital or outstanding indebtedness of the Company or (vi) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital.

(u) Legal Proceedings. Except as set forth in the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to effect the Company, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened or, to the Company’s knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), contemplated by governmental or regulatory authorities or threatened by others.

(v) No Violation or Default. The Company is not (i) in violation of its Amended and Restated Memorandum and Articles of Association or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

(w) Licenses or Permits. The Company possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state, local and foreign governmental or regulatory commissions, boards, bodies, authorities and agencies that are necessary for the ownership or lease of its property and the conduct of its businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. The Company is in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(x) Investment Company Act. The Company is not and, after giving effect to the offering of the Public Units and the Private Placement Warrants and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(y) No Stabilization. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(z) Intellectual Property. The Company owns or possesses the valid right to use all (i) valid and enforceable trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (“Intellectual Property Rights”) and (ii) service marks, trade names, Internet domain names and other intellectual property (collectively, “Intellectual Property Assets”) necessary to conduct its business as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus except where the failure to own or possess, or the inability to acquire on reasonable terms, would not, singularly or in the aggregate, have a Material Adverse Effect. To the Company’s Knowledge, the Company’s business as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights or any valid Intellectual Property Assets of any other person.

(aa) Real and Personal Property. The Company does not own any real property; the property described in the Registration Statement, the General Disclosure Package and the Prospectus as being available for use by the Company is available for use thereby under a valid agreement enforceable by the Company.

(bb) No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company nor, to the Company’s Knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s Knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company exists or, to the Company’s Knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(cc) Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).

(dd) Environmental Laws and Hazardous Materials. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has Knowledge.

(ee) Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, for which it is liable, including all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against it, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect.

(ff) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its property. The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(gg) [Reserved].

(hh) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as such is defined in Rule 13a-15(e) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that comply with the requirements of the Exchange Act.

(ii) Minute Books. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company since the time of its formation through the date of the latest meeting and action and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(jj) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or director nominee of the Company. The Company does not own, and since its incorporation has not owned, an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(kk) No Registration Rights. No person has the right to require registration of Class A Ordinary Shares or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(ll) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Public Units as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(mm) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement and the Business Combination Marketing Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission or a consulting, finder’s or success fee or like payment in connection with the Offering and sale of the Public Units or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Listing. The Public Units, the Public Shares and the Public Warrants have been approved for listing on the Exchange subject to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act (the “Exchange Act Registration Statement”), which registration statement complies with the Exchange Act and the Exchange Act Rules and is effective as of the date hereof.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s Knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(qq) No Unlawful Payments. Neither the Company nor any director, director nominees, officer or employee of the Company nor, to the Knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(rr) Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(ss) Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(tt) Compliance with OFAC.

(A)	Neither the Company nor any director, officer or employee thereof, nor, to the Company’s Knowledge, any agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

(B)	The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(C)	The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu) FINRA Matters. Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any person that is a member of FINRA (a “FINRA Member”), other than as described on Schedule D hereof.

(vv) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, during the period beginning 180 days prior to the first confidential submission of the Registration Statement with the Commission and ending on the effective date of the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in FINRA Rule 5110(c)(3)), nor has it entered into any arrangements, contracts, agreements or understandings relating to the payment to: (i) any person, as a finder’s fee, consulting, investment banking, financial advisory, origination fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA Member; or (iii) any person that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA Member, other than payments to the Underwriters pursuant to this Agreement and the Business Combination Marketing Agreement.

(ww) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person to whom securities of the Company or the Sponsor have been privately sold during the period beginning 180 days prior to the initial confidential submission of the Registration Statement with the Commission has, to the Company’s knowledge, any relationship or affiliation or association with any FINRA Member intending to participate in the Offering. As used in this Agreement, the term “FINRA Member intending to participate in the Offering” includes any associated person of a FINRA Member intending to participate in the Offering, any associated person of a FINRA Member who is among such associated person’s immediate family and any affiliate of a FINRA Member intending to participate in the Offering.

(xx) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, no FINRA Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists if, at the time of the FINRA Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the FINRA Member; (B) the Company controls, is controlled by or is under common control with the FINRA Member or the FINRA Member’s associated persons; (C) at least 5% of the net proceeds of the Offering, not including underwriting compensation, are intended to be (i) used to reduce or retire the balance of a loan or credit facility extended by the FINRA Member, its affiliates and its associated persons, in the aggregate, or (ii) otherwise directed to the FINRA Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the FINRA Member will be an affiliate of the Company, (ii) the FINRA Member will become publicly owned or (iii) the Company will become a FINRA Member or form a broker-dealer subsidiary.

(yy) No Integration. The Company has not made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Public Units or any of their underlying securities pursuant to the Registration Statement.

(zz) Questionnaires. To the Knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by the Company, the Sponsor and the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Company, the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect in any material respect.

(aaa) No Acquisition Targets. Prior to the date hereof, the Company has not selected any Business Combination target and has not, nor to its Knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential target for the Company’s initial Business Combination.

(bbb) Applicability of Rule 419. Upon delivery and payment for the Public Units on the Initial Closing Date and each Option Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(ccc) Non-Compete/Non-Solicitation. To the Company’s Knowledge, none of the Sponsor, officers, directors or director nominees of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer, prior employer or other entity that could materially affect its, his or her ability to be and act in the capacity of stockholder, officer or director of the Company, as applicable.

(ddd) No Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(eee) Payments in Foreign Currency. Except as described in the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Units may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Units set forth opposite the names of the Underwriters in Schedule A hereto. The Company is advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in the Representative’s judgment is advisable and (ii) to propose to offer the Public Units for sale upon the terms and conditions set forth in the Prospectus.

The purchase price per share to be paid by the Underwriters to the Company for the Firm Units will be $9.80 per Unit (the “Purchase Price”).

The Company will deliver the Firm Units to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day immediately preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to the Trust Account and such other account(s) as may be specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on Tuesday, October 6, 2020, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Initial Closing Date”. The Initial Closing Date and the location of delivery of, and the form of payment for, the Firm Units may be varied by agreement between the Company and the Representative.

The Company, in the event the Representative elects to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make certificates for the Firm Units available to the Representative for examination on behalf of the Underwriters in New York, New York at least one (1) full business day prior to the Initial Closing Date.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Optional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Firm Unit to be paid by the Underwriters to the Company. The Over-Allotment Option may be exercised by the Representative on behalf of the several Underwriters at any time, and from time to time, on or before the forty-fifth (45th) day following the date of this Agreement, by written notice to the Company, setting forth the number of Optional Units to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Units. The number of Optional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Optional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representative may determine to eliminate fractional shares).

Each date and time for delivery of and payment for Optional Units (which may be the Initial Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than one (1) business day nor later than five (5) business days after written notice of exercise is given. Each Option Closing Date and the Initial Closing Date are herein called the “Closing Dates,” or each a “Closing Date.”

The Company will deliver the Optional Units to the Representative for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day immediately preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to the Trust Account. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company, in the event the Representative elects to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make the certificates for the Optional Units available to the Representative for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, at least one (1) full business day prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Units may be varied by agreement between the Company and the Representative.

4. FURTHER AGREEMENTS. The Company agrees with the several Underwriters:

(a) Required Filings; Amendments or Supplements; Notice to the Representative. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Public Units, Public Shares or Public Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information including any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b) Emerging Growth Company. To promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Public Units within the meaning of the Securities Act and (b) completion of the Lock-Up Period (as defined below).

If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(c) Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Public Units is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, to promptly notify the Representative thereof and upon its request to prepare an appropriate amendment or supplement in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and to use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) relating to the Public Units, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Public Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, to promptly prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(e) Delivery of Registration Statement. To the extent not publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representative, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(f) Delivery of Copies. Upon request of the Representative, to the extent not publicly available on EDGAR, to deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (the delivery of the documents referred to in clauses (i), (ii) and (iii) of this paragraph (i) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (iv) conformed copies of any amendment to the Registration Statement (excluding exhibits) and (v) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (iv) and (v) of this paragraph (i) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).

(g) Earnings Statement. To make generally available to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act); and to furnish to its security holders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), summary financial information of the Company for such quarter in reasonable detail.

(h) Blue Sky Compliance. To take promptly from time to time such actions as the Representative may reasonably request to qualify the Public Units and any of the underlying securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Public Units and any of the underlying securities in such jurisdictions; provided that the Company shall not be obligated to (i) qualify as foreign corporation in any jurisdiction in which it is not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to security holders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Public Units, Class A Ordinary Shares and Warrants are listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j) Lock-Up. During the period commencing on and including the date hereof and ending on and including the 180th day following the date of this Agreement, (the “Lock-Up Period”) to not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly offer, sell (including any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Units, Class A Ordinary Shares, options, rights or warrants to acquire Class A Ordinary Shares or securities exchangeable or exercisable for or convertible into Class A Ordinary Shares (other than is contemplated by this Agreement with respect to the Public Units) or publicly announce any intention to do any of the foregoing. The Company will cause the Founders and each of the Company’s officers, directors, advisors and security holders prior to the Offering to furnish to the Representative, prior to the Initial Closing Date, the Insider Letter, which contains, among other things, “lock-up” restrictions on disposition of securities of the Company for 180 days following the date of this Agreement and the Company shall not release any such party from such “lock-up” restrictions without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative). Notwithstanding the foregoing, the Company may: (a) issue and sell the Private Placement Warrants, (b) issue and sell the Optional Units on exercise of the option provided for in Section 3 hereof, (c) issue and sell the Forward Purchase Shares, (d) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, Private Placement Warrants, Forward Purchase Shares and warrants that may be issued upon conversion of working capital loans and the Class A Ordinary Shares (and any Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of working capital loans) and (e) issue securities in connection with a Business Combination; provided that the foregoing restrictions shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the Insider Letter with respect to such Founder Shares at the time of such transfer; and as long as, to the extent any Section 16 of the Exchange Act reporting obligation is triggered as a result of such transfer, any related Section 16 of the Exchange Act filing includes a practical explanation of the transfer); provided, further, that in no case shall the Company issue any Class A Ordinary Shares, Warrants or any options or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Class A Ordinary Shares on a Business Combination.

(k) [Reserved].

(l) Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Public Units, Public Shares and Public Warrants under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Press Releases. Prior to the Initial Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without the prior consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(n) Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Public Units, not to, and use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Public Units, or attempt to induce any person to purchase any Public Units; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Public Units.

(o) Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Class A Ordinary Shares. For a period commencing on the Effective Time and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation (as defined below) occurs or the Class A Common Shares cease to be publicly traded, the Company shall retain a transfer agent.

(p) Use of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”; except as disclosed in the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Public Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(q) Exchange Listing. To use its reasonable best efforts to list the Public Units, the Class A Ordinary Shares and the Public Warrants on the Exchange. The Company will use commercially reasonable efforts to effect and maintain the listing of (x) the Units and Warrants on the Exchange (or another national securities exchange) until the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, and (y) the Class A Ordinary Shares on the Exchange (or another national securities exchange) until five (5) years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs, except in connection with a going private transaction after the completion of an initial Business Combination.

(r) Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Units and the Optional Units.

(s) Private Placement Funds. At least one (1) business day prior to the Initial Closing Date, if the Sponsor and ION Co-Investment shall have caused all or a portion of the purchase price for the Private Placement Warrants to be purchased on the Initial Closing Date to be wired to the Company, to direct the trustee under the Trust Agreement to deposit all or a portion of such funds into the Trust Account and to hold such funds in escrow therein such that upon payment for the Public Units pursuant to this Agreement, the amount of cash in the Trust Account (without giving effect to any income earned thereon) will equal $10.00 per Public Unit outstanding as of the Initial Closing Date. At least one business day prior to the time of any Option Closing Date, if the Sponsor and ION Co-Investment shall have caused the purchase price for the Private Placement Warrants to be purchased on such Option Closing Date to be wired to the Company, to direct the trustee under the Trust Agreement to deposit such funds into the Trust Account and to hold such funds in escrow therein.

(t) Other Prospectuses. At any time at or after the executing of this Agreement, not to, directly or indirectly, offer or sell any Public Units, Public Shares or Public Warrants by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Public Units, in each case other than the Prospectus.

(u) No Stabilization or Manipulation. Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Public Units, Public Shares or Public Warrants.

(v) Exchange Act Registration. For a period of time commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination, or until such earlier time at which Liquidation occurs, to use its best efforts to maintain the registration of the Public Units, Class A Ordinary Shares and Public Warrants under the provisions of the Exchange Act, except, (i) in the case of the Public Units, after the completion of a Business Combination, and (ii) in connection with a going private transaction after the completion of an initial Business Combination; the Company will not deregister the Public Units, Class A Ordinary Shares or Warrants under the Exchange Act (except, (i) in the case of the Public Units, after the completion of a Business Combination and (ii) in connection with a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Representative; “Liquidation” means the distributions of the Trust Account to the shareholders holding the Public Units (the “Public Shareholders”) in connection with the redemption of Class A Ordinary Shares held by such Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, if the Company fails to consummate a Business Combination.

(w) Audited Balance Sheet. To retain, as of the date hereof, its independent registered public accounting firm to audit the balance sheet of the Company (the “Audited Balance Sheet”) as of the time at which payment and delivery of the Firm Units are made (the “Time of Purchase”) reflecting the receipt by the Company of the proceeds of the Offering at the Time of Purchase; as soon as the Audited Balance Sheet becomes available, to promptly, but not later than four business days after the Time of Purchase, file a Current Report on Form 8-K with the Commission (the “Audited Balance Sheet 8-K”), which report shall contain the Company’s Audited Balance Sheet; additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Over-Allotment Option provided for in Section 2 hereof, to promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission (which Current Report on Form 8-K may be the Audited Balance Sheet 8-K), which report shall disclose the Company’s sale of Optional Units and its receipt of the proceeds therefrom.

(x) Review of Financial Statements. For a period commencing on the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares and Public Warrants cease to be publicly traded, to, at its expense, cause its regularly engaged independent registered public accounting firm to review the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(y) Audit Committee. To cause its audit committee to review, on a quarterly basis, all payments made by the Company prior to the consummation of a Business Combination to (i) the Sponsor or any of the Company’s officers or directors, or any of their respective affiliates, or (ii) any other Company affiliates.

(z) Reserved.

(aa) Warrant Agent. For a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Public Warrants cease to be publicly traded, to retain a warrant agent.

(bb) Transactions with Insiders. Not to consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from a qualified independent accounting firm or an independent investment banking firm that is a FINRA Member that such Business Combination is fair to the Company from a financial point of view; the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination except as disclosed in the General Disclosure Package and the Prospectus.

(cc) FINRA Notification. Except with respect to the Business Combination Marketing Agreement, for a period of ninety (90) days following the Effective Time, in the event any person (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, to promptly provide to FINRA (via a FINRA submission), the Representative and counsel for the Underwriters a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person for such services is not underwriting compensation for the Offering; the Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders for soliciting shareholder approval; as applicable. The Company shall advise FINRA, the Representative and counsel for the Underwriters if the Company is aware that any 5% or greater shareholder of the Company (other than ION Co-Investment) becomes an affiliate or associated person of a FINRA Member participating in the distribution of the Company’s securities.

(dd) Proceeds to be Held in Trust. To cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Preliminary Prospectus and the Prospectus; to otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. During the period prior to the Company’s initial Business Combination or the earlier Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes; otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that (i) in the event of the Liquidation, interest income of up to $100,000 may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution and (ii) funds in the Trust Account may be released in connection with redemptions of Public Shares in connection with certain amendments to the Amended and Restated Memorandum and Articles of Association, as described therein.

(ee) Reservation of Shares. To reserve and keep available the maximum number of its authorized but unissued securities that are issuable upon settlement of the Forward Purchase Shares and exercise of the Warrants outstanding from time to time and conversion of the Founder Shares.

(ff) Rule 419. To use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(gg) Controls. To the extent required by Rule 13a-15(e) under the Exchange Act, to maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Sarbanes-Oxley. As soon as legally required to do so, to take all actions, and to use its reasonable efforts to cause its directors and officers, in their capacities as such, to take all actions, necessary to comply with any provisions of the Sarbanes-Oxley Act of 2002, as amended, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of the Commission and the Exchange promulgated thereunder and relating thereto.

(ii) Memorandum and Articles of Association. To not take any action or omit to take any action that would cause it to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(jj) Insider Letter Amendments. To not take any action or omit to take any action which would cause a breach of the Insider Letter and to not allow any amendments to, or waivers of, the Insider Letter without the prior written consent of the Representative.

(kk) Trust Account Waivers. To seek to have all vendors, service providers (other than the Underwriters and its independent auditors), prospective target businesses, lenders or other third parties with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders.

(ll) Future Financings. The Company agrees that neither it, nor any successor of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

(mm) Business Combination. The Company may consummate the initial Business Combination and conduct redemptions of Class A Ordinary Shares and Warrants for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission; such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each Public Shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Public Shares held by such Public Shareholder for an amount in cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by (B) the total number of Class A Ordinary Shares sold as part of the Public Units in the Offering (the “Public Shares”) then outstanding; if, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (the “Business Combination Vote”); with respect to the initial Business Combination Vote, if any, the Sponsor, ION Co-Investment and each of the Company’s directors, officers and director nominees party to the Insider Letter has agreed to vote all of their respective Founder Shares, Class A Ordinary Shares underlying the Private Placement Warrants and any other Class A Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination; if the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder the right to have its Class A Ordinary Shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by (II) the total number of Public Shares then outstanding; if the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the shareholders at a duly-held shareholder meeting are voted to approve such Business Combination; if, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem the Class A Ordinary Shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption; provided that only Public Shareholders holding Class A Ordinary Shares who properly exercise their redemption rights (and do not properly withdraw such exercise), in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of share capital of the Company in connection therewith; in the event that the Company does not effect a Business Combination by twenty-four (24) months from the Initial Closing Date (or such later date as has been approved pursuant to a valid amendment to the Amended and Restated Memorandum and Articles of Association), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law; only Public Shareholders holding Class A Ordinary Shares included in the Public Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other share capital of the Company; the Company will not propose any amendment to its Amended and Restated Memorandum and Articles of Association (a) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the Initial Closing Date or (b) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, as further described in the Company’s Amended and Restated Memorandum and Articles of Association, unless the Company offers the right to redeem the Public Shares in connection with such amendment.

(nn) Public Announcement of Business Combination. In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with such Underwriter’s standard policies regarding confidential information.

(oo) Target Fair Market Value. The Company agrees that the operating business(es) or assets that it acquires in its initial Business Combination (the “Target Business”) must have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account at the time of signing the definitive agreement for the Business Combination with such Target Business. If the Board of Directors of the Company is not able to independently determine that the Target Business meets such fair market value requirement, the Company will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions. The Company is not required to obtain such an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

(pp) Founder Shares. Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Founders pursuant to the Founder Subscription Agreements, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 843,750 by (b) a fraction, (i) the numerator of which is 3,375,000 minus the number of Public Units purchased by the Underwriters upon the exercise of their over-allotment option and (ii) the denominator of which is 3,375,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Public Units, Public Shares and Public Warrants and any taxes payable in that connection; (b) the costs incident to the registration of the Public Units, the Class A Ordinary Shares and the Warrants under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, each Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto and the costs of printing, reproducing and distributing, this Agreement and any closing documents by mail or other means of communications; (d) the fees incurred in connection with securing any required review by FINRA of the terms of the sale of the Public Units and any filings made with FINRA (including the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings up to $25,000); (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Public Units under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing wrappers and Blue Sky Memoranda; (g) the cost of preparing and printing share certificates; (h) all fees and expenses of the registrar and transfer agent of the Class A Ordinary Shares and the warrant agent of the Warrants and the trustee under the Trust Agreement; and (i) all other costs and expenses incident to the offering of the Public Units or the performance of the obligations of the Company under this Agreement (including the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Public Units by them and the expenses of advertising any offering of the Public Units made by the Underwriters.

6. CONDITIONS TO UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements made by or on behalf of the Company in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a) of this Agreement, and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) No Material Misstatements. None of the Registration Statement or any amendment or supplement thereto shall contain an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and none of the General Disclosure Package or the Prospectus or any amendment or supplement thereto shall contain an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Other Transaction Agreements, the Units and the Class A Ordinary Shares and Warrants included therein, the Founder Shares, the Registration Statement, the General Disclosure Package and the Prospectus, and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Opinion and 10b-5 Statement of Counsel for the Company. White & Case LLP shall have furnished to the Representative such counsel’s written opinion and 10b-5 Statement, as counsel to the Company, addressed to the Underwriters and dated each Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received from Greenberg Traurig, LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated each Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, a letter, addressed to the Underwriters, executed and dated such date, in form and substance reasonably satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on each Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h) Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated as of each Closing Date, of its Chairman of the Board or President and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge after reasonable investigation and due diligence inquiry, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(i) No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package and the Prospectus and (ii) there shall not have been any change in the share capital or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Public Units on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(j) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Public Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Public Units or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the Exchange, NYSE American, Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or a maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Public Units on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l) Exchange Listing. The Exchange shall have approved the Public Units, the Public Shares and the Public Warrants for listing thereon, subject only to official notice of issuance.

(m) Good Standing. The Representative shall have received on each Closing Date satisfactory evidence of the good standing of the Company in the Cayman Islands and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Other Transaction Agreements. The Representative shall have received duly executed copies of the Other Transaction Agreements.

(o) Secretary’s Certificate. The Company shall have furnished to the Representative a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(p) Additional Document. On or prior to each Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(q) Private Placement Warrants. At least one (1) business day prior to the Initial Closing Date, the Sponsor and ION Co-Investment shall have caused its respective purchase price for the Private Placement Warrants to be deposited into the Trust Account such that upon payment for the Public Units pursuant to this Agreement, the amount of cash in the Trust Account (without giving effect to any income earned thereon) will equal $10.00 per Public Unit outstanding as of the Initial Closing Date.

(r) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Units, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Written Testing-the-Waters Communication, any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Marketing Materials made in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

Each indemnity agreement in this Section 8(a) is not exclusive and is in addition to each other indemnity agreement in this Section 8(a) and each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and is in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representative in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more actual or potential legal defenses available to it which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Public Units or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to it in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Public Units purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Public Units purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, none of the Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Public Units exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to the Company prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 6(i), 6(j) or 6(k) have occurred or if the Underwriters shall decline to purchase the Firm Units for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Firm Units for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Firm Units for any reason permitted under this Agreement or (d) the sale of the Firm Units is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters, pro rata based on the number of Firm Units each Underwriter agreed to sell hereunder, for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Firm Units, including travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representative; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, and provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase Public Units hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Units to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Units with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Units to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Units by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Public Units of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than three (3) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary and (ii) the respective numbers of Units to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriter in connection with the sale of the Public Units and no fiduciary, advisory or agency duty or relationship between the Representative, any other Underwriter on the one hand, and the Company or any other party, on the other hand, has been created as a result of this Agreement or in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative, any other Underwriter has advised or is advising the Company on other matters;

(b) the price of the Public Units set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. No purchaser of any of the Public Units from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Public Units. Notwithstanding any termination of this Agreement, including any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements set forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; and

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission or email to ION Acquisition Corp 1 Ltd., 89 Medinat Hayehudim Street, Herzilya 4676672, Israel, Attn: Anthony Reich, email: anthony@ion-am.com, with a copy to the Company’s counsel at: White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, Attn: Colin Diamond, Esq., email: cdiamond@whitecase.com;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, facsimile transmission or email to such Underwriter at its address set forth in its acceptance notice to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, unless the context requires otherwise, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the Exchange is open for trading, (c) “person” means a natural person or legal person, (d) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (e) “including” means including without limitation.

16. GOVERNING LAW, SUBMISSION TO JURISDICTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (the “Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Underwriters and the Company consents to jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters and the Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. EACH OF THE UNDERWRITERS AND THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the Underwriters and the Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Underwriters and the Company, respectively, and may be enforced in any other courts to the jurisdiction of which each of the Underwriters and the Company, respectively, is or may be subject, by suit upon such judgment.

17. WAIVER OF IMMUNITY. To the extent the Company may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced in connection with this Agreement or with any of the transactions contemplated hereunder, to claim for itself, its revenues or its assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction such immunity may be attributed to the Company (whether or not claimed), the Company hereby irrevocably agrees not to claim, and irrevocably waives, such immunity to the maximum extent permitted by law.

18. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements set forth in the fourth, fifteenth and sixteenth paragraphs under the heading “Underwriting,” only insofar as such statements relate to the amount of selling concessions and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, and the fourth, seventh and twenty-second paragraphs under the caption “Underwriting” in the Prospectus.

19. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative will be binding on all the Underwriters.

20. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

22. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

ION Acquisition Corp 1 LTD.

By:	/s/ Anthony Reich
Name: Anthony Reich
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written,
on behalf of themselves and the other several Underwriters
named in Schedule A

COWEN AND COMPANY, LLC

By:	/s/ Christopher Weekes
Name: Christopher Weekes
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name	Number of Firm Units to be Purchased

Cowen and Company, LLC	22,500,000
Total	22,500,000

SCHEDULE B

Pricing Information

Firm Units to be Sold: 22,500,000 units (plus an additional 3,375,000 units subject to the underwriters’ over-allotment opinion)

Offering Price: $10.00 per unit

Underwriting Discounts and Commissions: 2%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses (assuming the underwriters’ over-allotment option is not exercised)): $220,500,000.00

SCHEDULE C

Written Testing-the-Waters Communications

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.

SCHEDULE D

FINRA Affiliates

Reference is made to ION Co-Investment being an affiliate of Cowen, to the extent ION Co-Investment and Cowen are affiliates of the Company.